Exhibit 10.2

February 26, 2025
By Overnight Courier and Email / schuth@dnli.com
Denali Therapeutics, Inc.
151 Oyster Point Boulevard South San Francisco, CA 94080
Attention: Alex Schuth, Chief Operating Officer

Re: Option and Collaboration Agreement between Denali Therapeutics Inc. and Takeda Pharmaceutical Company Limited dated January 3, 2018 (the “Agreement”), as supplemented by that certain side letter to the Agreement pertaining to [***] dated September 15, 2023 (“Side Letter”) / Notice of Termination of [***] Collaboration Program

Dear Denali Colleagues:

This letter will constitute notice that the [***] Collaboration Program is hereby terminated by Takeda pursuant to the provisions set forth in Section 14.3 of the Agreement, effective sixty (60) days from the date of this notice (or earlier if mutually agreed by the parties). This decision was taken after discussion with the JSC earlier this month, and it is our understanding that the JSC is aligned with and understands the rationale. Please be assured that Takeda will continue to comply fully with all applicable obligations under the Agreement and the Side Letter with respect to the termination and wind-down process for this Program.

Terms not defined herein shall have the meaning assigned to them in the Agreement and the Side Letter. Except as expressly set forth herein, this letter shall not constitute a waiver or amendment of any other rights or obligations of the Agreement or the Side Letter.

Very truly yours,

Takeda

By: /s/ Ceri Davies
Ceri Davies, Head of Neuroscience Drug Discovery Unit

cc:    Wilson Sonsini Goodrich and Rosati P.C.

12235 El Camino Real, Suite 200

San Diego, CA 92130

Attention: Miranda Biven

Facsimile: 858-350-2399

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